                                                                    EXHIBIT 11.1

                       IPC HOLDINGS, LTD. AND SUBSIDIARIES
         RECONCILIATION OF BASIC AND DILUTED NET INCOME PER COMMON SHARE

   (Expressed in thousands of United States dollars, except for share amounts)

A reconciliation of basic and diluted earnings per share ("EPS") is given in the following table:

                                                                         Shares
                                                                         ------
                                                        Income       outstanding and    Amount per
                                                        ------       ---------------    ----------
                                                      (unaudited)      equivalents        Share
                                                      -----------      -----------        -----
Quarter ended June 30, 2003

Basic EPS                                             $     65,588     48,187,912      $       1.36

Diluted EPS                                           $     65,588     48,281,119      $       1.36

Quarter ended June 30, 2002

Basic EPS                                             $     48,646     48,172,776      $       1.01

Diluted EPS                                           $     48,646     48,272,420      $       1.01

                                                                         Shares
                                                                         ------
                                                        Income       outstanding and    Amount per
                                                        ------       ---------------    ----------
                                                      (unaudited)      equivalents        Share
                                                      -----------      -----------        -----
Six months ended June 30, 2003

Basic EPS                                             $    133,116     48,183,858      $       2.76

Diluted EPS                                           $    133,116     48,270,385      $       2.76

Six months ended June 30, 2002

Basic EPS                                             $     92,153     48,172,776      $       1.91

Diluted EPS                                           $     92,153     48,269,061      $       1.91